RIVIERA HOLDINGS CORPORATION




William L. Westerman
Chairman of the Board

April 2, 1998



R&E Gaming Corporation
P.O. Box 9660
Rancho Santa Fe, CA  92067

Gentlemen:

Reference is made to our letter to you dated March 31, 1998 ("3/31 Letter") and your letter to us dated April 2, 1998 ("4/2 Letter"). For the reasons set forth in the 3/31 Letter and in light of the 4/2 Letter, you are hereby notified, under Section 6.1(e)(i) and (ii) and Section 6.1(c) of the Riviera Merger Agreement that Riviera terminates the Riviera Merger Agreement. There obviously remains no issue as to R&E's ability or intent to cure the defaults specified in the 3/31 Letter and, accordingly, Riviera intends to notify the escrow agent that it is entitled to all amounts being held in escrow and to demand that the escrow agent cash all letters of credit held in escrow.

Very truly yours,

RIVIERA HOLDINGS CORPORATION



By: /s/ William L. Westerman
    ------------------------
    William L. Westerman

cc:      Skadden, Arps, Slate, Meagher & Flom LLP
         300 South Grand Avenue, Suite 3400
         Los Angeles, CA  90071
         Fax: (213) 687-5600
         Attention: Brian J. McCarthy, Esq.

         Musick, Peeler & Garrett LLP
         One Wilshire Blvd.
         Los Angeles, CA  90017-3383
         Fax: (213) 624-1376
         Attention: Richard P. Crane, Jr., Esq.